UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2014

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On April 16, 2014, Kirk W. Walters, Senior Executive Vice President and Chief Financial Officer of People’s United Financial, Inc. (the “Company”), advised the Company that he will resign from that position effective December 31, 2014. Mr. Walters will remain an executive officer of the Company subsequent to that date, with responsibility for corporate development and strategic planning.

Item 8.01. Other Events.

On April 16, 2014, Mr. Walters resigned, effective immediately, as Chief Financial Officer of the Company’s principal operating subsidiary, People’s United Bank (the “Bank”). He will remain a Senior Executive Vice President of the Bank.

R. David Rosato, who has been Treasurer of the Bank and the Company since 2007, has been appointed to the position of Senior Executive Vice President and Chief Financial Officer of the Bank, effective immediately, and will also serve as a Senior Executive Vice President of the Company. Mr. Rosato is expected to succeed Mr. Walters as Chief Financial Officer of the Company at year-end, subject to Board approval at that time.

In connection with his promotion, Mr. Rosato has been succeeded as Treasurer of the Company and of the Bank by Michael J. Ciborowski, who has held a variety of positions in the Bank’s Treasury group over the last 20 years.

Item 9.01. Financial Statements and Exhibits

(d) The following Exhibit is submitted herewith.

Exhibit No.	Description

99.1	Press Release dated April 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc. (Registrant)

Date: April 16, 2014	By:	/s/ Eric J. Appellof (Signature)

	Name:	Eric J. Appellof
	Title:	First Vice President and Corporate Counsel

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